Earnings Presentation THIRD QUARTER 2020 RESULTS Contact: (email) Tracey.Dexter@SeacoastBank.com (phone) 772.403.0461 (web) www.SeacoastBanking.com

Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of by other financial institutions that adversely affect us or the banking industry; our concentration in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and including, without limitation, statements about future financial and operating results, cost savings, changes to, economic, market and credit conditions; the impact on the valuation of our investments due enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of increases in regulatory capital requirements for banking organizations generally; the risks of mergers, banks that we have acquired, or expect to acquire, including FBPB and Fourth Street, as well as acquisitions and divestitures, including our ability to continue to identify acquisition targets and statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations successfully acquire desirable financial institutions; changes in technology or products that may be more and intentions and other statements that are not historical facts, any of which may be impacted by the difficult, costly, or less effective than anticipated; our ability to identify and address increased COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set cybersecurity risks; inability of our risk management framework to manage risks associated with our forth in the forward-looking statements. business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural expectations, anticipations, assumptions, estimates and intentions about future performance, and disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect involve known and unknown risks, uncertainties and other factors, which may be beyond our control, general economic conditions; unexpected outcomes of and the costs associated with, existing or new and which may cause the actual results, performance or achievements of Seacoast to be materially litigation involving us; our ability to maintain adequate internal controls over financial reporting; different from future results, performance or achievements expressed or implied by such forward- potential claims, damages, penalties, fines and reputational damage resulting from pending or future looking statements. You should not expect us to update any forward-looking statements. litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are All statements other than statements of historical fact could be forward-looking statements. You can less than currently estimated and sales of our capital stock could trigger a reduction in the amount of identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, competition from other commercial banks, thrifts, mortgage banking firms, consumer finance “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words companies, credit unions, securities brokerage firms, insurance companies, money market and other and expressions of the future. These forward-looking statements may not be realized due to a variety of mutual funds and other financial institutions operating in our market areas and elsewhere, including factors, including, without limitation: the effects of future economic and market conditions, including institutions operating regionally, nationally and internationally, together with such competitors offering seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and banking products and services by mail, telephone, computer and the Internet; and the failure of fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well assumptions underlying the establishment of reserves for possible loan losses. as legislative, tax and regulatory changes, including potential future legislation enacted as a result of the upcoming 2020 election; changes in accounting policies, rules and practices, including the impact of the All written or oral forward-looking statements attributable to us are expressly qualified in their entirety adoption of CECL; our participation in the PPP program the risks of changes in interest rates on the level by this cautionary notice, including, without limitation, those risks and uncertainties described in our and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and annual report on Form 10-K for the year ended December 31, 2019, and quarterly reports on Form 10-Q interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; for the quarters ended March 31, 2020 and June 30, 2020 under “Special Cautionary Notice Regarding uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such credit risks and payment behaviors; changes in the availability and cost of credit and capital in the reports are available upon request from the Company, or from the Securities and Exchange Commission, financial markets; changes in the prices, values and sales volumes of residential and commercial real including through the SEC’s Internet website at www.sec.gov. estate; our ability to comply with any regulatory requirements; the effects of problems encountered THIRD QUARTER 2020 EARNINGS PRESENTATION 2

Valuable Florida Franchise, Well Positioned with Strong Capital, Liquidity and Disciplined Credit Culture Seacoast Customer Map • $8.3 billion in assets as of • Highly disciplined credit portfolio September 30, 2020, operating in the nation’s third-most populous state • Prudent liquidity position • Strong and growing presence in four of Florida’s most attractive MSAs • Strong capital position ▪ #1 Florida-based bank in Orlando ▪ #1 share in Port St Lucie • Steady increase in shareholder value with tangible book value per share ▪ #2 Florida-based bank in West Palm increasing 12% on an annualized Beach/Fort Lauderdale basis ▪ #2 Florida-based community bank in Tampa • Active board with a diverse range of • Market Cap: $1.0 billion as of experience and expertise September 30, 2020 Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting THIRD QUARTER 2020 EARNINGS PRESENTATION 3

Seacoast’s Integrated Delivery Model Has Enabled The Bank To Effectively Serve Customers Throughout The Pandemic As a result, we've seen strong momentum in usage of digital tools and other non-branch delivery channels % of consumer deposits completed outside of the % of residential sales 59% branch. 22% originated from alternative Up 8% over prior year. delivery channels. % of business deposits Number of branch completed outside of the appointments set via digital 44% branch. 10k+ appointment tool on Up 11% over prior year. Seacoast's website. Customer outreach calls % increase in business online triggered by Seacoast's 26% users vs. prior year. 35k+ proprietary Connections platform. % increase in consumer 13% online users vs. prior year. THIRD QUARTER 2020 EARNINGS PRESENTATION All metrics as of 3Q'20 4

Third Quarter Highlights • Earnings per share of $0.42 compared to $0.47. Adjusted earnings per share1 increased to $0.50 from $0.48. • Tangible book value per share increased 12% on an annualized basis. • Net interest margin, excluding the impact of PPP loans and accretion on acquired loans, declined only four basis points. • Cost of deposits is lower by seven basis points. • 48% increase in mortgage banking revenue to a record $5.3 million. • Alternative delivery channels supported by analytics-based marketing generated approximately 20% of year-to-date mortgage production volume and 20% of the mortgage pipeline at quarter end. • Record wealth management results with 31% AUM growth year-over-year. • Loans on deferral down 35%, in line with expectations. • Consolidated a legacy Seacoast branch in St. Petersburg in conjunction with the Freedom Bank acquisition, resulting in $0.5 million in ongoing annual expense reductions. All comparisons are to second quarter 2020 unless otherwise stated. THIRD QUARTER 2020 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 5

Net Interest Income and Margin



($ in thousands)
$61,027
3.89%
3.64%
$61,846
3.84%
3.63%
$63,291
3.93%
3.66%
$67,388
3.70%
3.46%
$63,621
3.42%
3.40%
3Q'19
4Q'19
1Q'20
2Q'20
3Q'20
Net Interest Income
Net Interest Margin
NIM, excluding PPP and accretion on acquired loans

- Excluding both accretion on acquired loans and the effect of PPP loans, net interest margin[1] in the third quarter was 3.42% compared to 3.46% in the prior quarter.
- Net interest income[1] totaled $63.6 million, a decrease of $3.8 million, or 6%, from the prior quarter and an increase of $2.6 million, or 4%, from the third quarter of 2019. Interest income declined by $5.1 million compared to the prior quarter, largely due to the change in the timing of fees recognized on PPP loans. The effect on net interest income was offset by a decrease of $1.3 million in interest expense.
- Fees earned by Seacoast to originate PPP loans totaled $17.2 million, and are deferred and recognized as an adjustment to yield over time. At the end of the second quarter of 2020, we expected that the SBA's PPP forgiveness process would begin quickly. By the end of the third quarter of 2020, as a result of SBA delays, we have changed from the accelerated fee recognition schedule used in the second quarter of 2020, and have begun recognizing fees on a schedule aligned with the full contractual maturity of the loans. This resulted in only $0.2 million in PPP fees recognized in the third quarter of 2020, compared to $4.0 million in the second quarter of 2020. This is only a timing issue, as the remaining SBA fees will be recognized over the remaining terms of the loans with actual forgiveness events accelerating that recognition if and when those events occur.

[1]*Calculated on a fully taxable equivalent basis using amortized cost*

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2020 EARNINGS PRESENTATION
6

Strong Growth and Record Results in Noninterest Income



Noninterest Income ($ in thousands)
BOLI
Other Income[2]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$13,943
$928
$2,503
$569
$2,127
$1,632
$3,206
$2,978
$15,006
$887
$3,534
$181
$3,559
$1,719
$3,187
$1,939
$16,946
$899
$2,616
$252
$5,283
$1,972
$3,682
$2,242
3Q'19
2Q'20
3Q'20



Adjusted Noninterest Income[1] ($ in thousands)
BOLI
Other Income[3]
SBA Gains
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$13,834
$928
$2,394
$569
$2,127
$1,632
$3,206
$2,978
$13,776
$887
$2,304
$181
$3,559
$1,719
$3,187
$1,939
$16,942
$899
$2,612
$252
$5,283
$1,972
$3,682
$2,242
3Q'19
2Q'20
3Q'20

Noninterest income increased $1.9 million sequentially to $16.9 million, and adjusted noninterest income[1] increased $3.2 million to $16.9 million sequentially. Changes include:

- Mortgage banking fees increased $1.7 million, or 48%, compared to the second quarter of 2020 to a record $5.3 million, as Seacoast continues to capitalize on the robust residential refinance market and strength in the Florida housing market. Seacoast's mortgage team has adapted quickly to the heightened demand by increasing customer service level standards with realtors, refinance customers, and new home buyers, resulting in stronger performance than competitors.
- Interchange revenue increased by $0.5 million to a record $3.7 million, reflecting the benefit of recent growth in business banking customers and marketing targeted at increasing spend behavior by our customers.
- Wealth management income increased to a record $2.0 million, reflecting the benefit of continued growth in assets under management, reaching $793 million at September 30, 2020, a 31% increase from the prior year.
- Other Income includes securities gains of $1.2 million in the second quarter of 2020, offset by nominal activity in the third quarter of 2020.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP

[2]Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities gains of $1.2 million in 2Q'20 and securities losses of $0.8 million in 3Q'19.

[3]Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity.

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2020 EARNINGS PRESENTATION
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Continued Focus on Disciplined Expense Control

Noninterest Expense ($ in thousands)


Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$38,582
$4,656
$1,648
$5,499
$3,711
$1,456
$21,613
$42,399
$5,263
$2,277
$5,534
$178
$4,059
$1,483
$23,605
$51,674
$7,016
$3,018
$6,139
$756
$6,128
$1,497
$27,120
3Q'19
2Q'20
3Q'20

Adjusted Noninterest Expense[1] ($ in thousands)


Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Salaries & Benefits
$36,911
$4,591
$1,597
$5,414
$3,706
$21,603
$40,676
$5,340
$2,044
$5,522
$178
$4,067
$23,525
$45,432
$6,769
$1,714
$5,445
$756
$4,207
$26,541
3Q'19
2Q'20
3Q'20

Noninterest expense increased $9.3 million and adjusted noninterest expense[1] increased $4.8 million sequentially. Results for the third quarter include $4.3 million of merger-related costs and $0.5 million in branch consolidation costs, both of which are excluded on an adjusted basis. Changes quarter-over-quarter on an adjusted basis include:

- Salaries and benefits increased by $3.0 million, or 13%. In the second quarter of 2020, higher loan production driven by the PPP program resulted in higher deferrals of related salary expenses in that quarter, impacting the quarter-over-quarter comparison by $2.9 million.
- Legal and professional decreased $0.3 million reflecting lower legal fees incurred on non-merger related activities.
- Other expenses increased $1.4 million, or 27%, which reflects the impact of higher mortgage loan production-related expenses associated with higher production volumes, higher marketing costs, and higher executive recruiting fees in the quarter.
- Provision for credit losses on unfunded commitments increased $0.6 million, primarily associated with loan commitments acquired in the Freedom Bank merger.

[1]*Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP*

[2]*Other Expense includes marketing expenses and other expenses associated with ongoing business operations.*

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2020 EARNINGS PRESENTATION
8

Efficiency Ratio Trend GAAP - Efficiency Adjusted - Efficiency1 First Green Palm Beach Bank Freedom Community Bank PBCB and Bank and North Star NorthStar Bank Bank Acquisitions First Bank of the 66% Palm Beaches 64% 62% 60% 59% 58% 58% 57% 58% 57% 57% 57% 56% 56% 54% 55% 53% 53% 54% 51% 50% 49% 49% 50% 48% 48% Palm Beach Community and North Star Bank Acquisition 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 • The efficiency ratio was 61.6% compared to 50.1% in the prior quarter and 48.6% in the third quarter of 2019. Merger-related costs of $4.3 million, branch consolidation costs of $0.5 million, and lower PPP related revenue were primary drivers of the increase in efficiency ratio. • The adjusted efficiency ratio1 was 54.8% compared to 49.6% in the prior quarter and 49.0% in the third quarter of 2019. The current quarter was impacted by the change in PPP fee accretion. THIRD QUARTER 2020 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 9

Disciplined Approach to Lending in an Uncertain Environment • Loans outstanding totaled $5.9 billion, an increase of $872 Total Loans Outstanding ($ in millions) million, or 17%, year-over-year. $5,772 $5,858 • New non-PPP loan originations of $338 million in the third $5,198 $5,317 $576 $639 quarter compared to $311 million in the prior quarter, $4,986 with strong results in saleable residential mortgage offset $5,196 $5,219 by lower commercial production. • Excluding loans of $309 million acquired from Freedom Bank and PPP loans, loans outstanding decreased by 5.06% $231 million quarter-over-quarter, affected by high levels 4.89% 4.90% of portfolio runoff, lesser pipeline-building activities earlier 4.56% in the year during pandemic-related shutdowns, and lower 4.76% 4.22% demand for credit facilities from business customers. 4.63% 4.57% 4.31% • Exiting the third quarter of 2020 , pipelines were $256 4.11% million in commercial, $17 million in consumer, and $183 million in residential mortgages, compared to $117 million, $31 million and $108 million, respectively, in the prior quarter. 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 • The yield on loans, excluding PPP and accretion on acquired loans, declined from 4.31% in the second quarter Yield Excluding PPP and Reported Yield PPP Loans Loans Excluding PPP of 2020 to 4.22% in the third quarter, driven by early Accretion on payoffs and the lower yield curve. Acquired Loans THIRD QUARTER 2020 EARNINGS PRESENTATION 10

Seacoast's Lending Strategy Has Produced and Sustains a Diverse Loan Portfolio At September 30, 2020 ($ in thousands) Paycheck Acquisition, Protection Development Program & Construction • Construction and land development and commercial $638,800 $280,610 real estate loans, as defined in regulatory guidance, 11% 5% Consumer Owner Occupied represent 28% and 165% , respectively, of total $192,216 Commercial Real 3% Estate consolidated risk based capital. $1,125,460 • Portfolio diversification in terms of asset mix, 19% industry, and loan type, has been a critical element Commercial of the Company's lending strategy. Exposure across & Financial industries and collateral types is broadly distributed. $833,083 14% • The Company does not have any purchased loan syndications, shared national credits, or mezzanine finance. • Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization. Commercial • Excluding PPP loans, Seacoast's average commercial Real Estate Residential $1,394,464 loan size is $386 thousand. Real Estate 24% $1,393,396 24% THIRD QUARTER 2020 EARNINGS PRESENTATION 11

Deferred Loans At September 30, 2020 ($ in millions) Deferred Loans Loans Not Deferred 25% 5% $76 18% $345 $205 7% $61 $1,318 $1,050 $921 $9 3% $772 $7 4% $271 $185 Acquisition, Owner Occupied Commercial Residential Commercial Consumer Development Commercial Real Estate Real Estate Real Estate & Financial & Construction At September 30, 2020, approximately 1,100 loans totaling $702.7 million, or 13% of total loans excluding PPP, were on payment deferral. This includes $24.8 million obtained through the Freedom Bank acquisition. THIRD QUARTER 2020 EARNINGS PRESENTATION 12

Deferred Loans Upcoming Deferral Expirations $528,296 • Of loans with deferrals that expired in the third quarter of 2020: • 83% returned to making contractual payments or paid off the balance entirely. • 13% are still in the billing cycle. ($ in thousands) • 1% are 30+ days past due. • 3% were provided additional $123,158 accommodations. • Payments are scheduled to resume on $26,756 $24,440 97% of deferred loans in the fourth quarter of 2020. Oct 2020 Nov 2020 Dec 2020 2021 THIRD QUARTER 2020 EARNINGS PRESENTATION 13

OOCRE, CRE and AD&C Loans are Widely Distributed Across Asset Value Type and Industry

As of September 30, 2020

($ in thousands)	OOCRE & Commercial Real Estate	Acquisition, Development & Construction	Total	% of Total Loans	On Deferred Payment Status	% of Category Deferred	% Change in Deferred vs PQ
Office Building	$ 727,518	$ 12,465	$ 739,983	13%	$ 134,654	18%	(31)%
Retail	444,395	21,093	$ 465,488	8%	147,214	32%	(17)%
Industrial & Warehouse	366,175	6,266	$ 372,441	6%	47,160	13%	(37)%
Other Commercial Property	249,619	25	$ 249,644	4%	43,211	17%	(36)%
Healthcare	203,546	21,321	$ 224,867	4%	27,797	12%	(50)%
Apartment Building / Condominium	165,855	30,164	$ 196,019	3%	15,315	8%	(42)%
Hotel / Motel	132,571	2,866	$ 135,437	2%	86,230	64%	(20)%
Vacant Lot	2,661	76,171	$ 78,832	1%	6,255	8%	(34)%
1-4 Family Residence - Individual Borrowers	—	63,083	$ 63,083	1%	—	—%	(100)%
Convenience Store	55,523	—	$ 55,523	1%	14,754	27%	10%
Restaurant	46,460	1,796	$ 48,256	1%	18,727	39%	(31)%
Church	29,720	—	$ 29,720	1%	4,771	16%	(10)%
1-4 Family Residence - Spec Home	—	26,624	$ 26,624	—%	—	—%	—%
School / Education	21,749	3,093	$ 24,842	—%	6,085	24%	(35)%
Agriculture	20,726	—	$ 20,726	—%	321	2%	88%
Manufacturing Building	18,312	—	$ 18,312	—%	59	—%	(96)%
1-4 Family Residence - Builder Lines	22	15,643	$ 15,665	—%	—	—%	—%
Recreational Property	14,964	—	$ 14,964	—%	5,852	39%	(3)%
Other Properties	20,108	—	$ 20,108	—%	237	1%	(77)%
Total	$ 2,519,924	$ 280,610	$ 2,800,534	48%	$ 558,642	20%	(28)%

Seacoast Banking Corporation of Florida
THIRD QUARTER 2020 EARNINGS PRESENTATION
14

The Commercial & Financial Portfolio Exhibits Significant Industry Diversification

As of September 30, 2020

($ in thousands)	Commercial & Financial	% of Total Loans	On Deferred Payment Status	% of Category Deferred	% Change in Deferred vs PQ
Management Companies[1]	$ 186,298	3%	$ 5,114	3%	(86)%
Professional, Scientific, Technical & Other Services	97,176	2%	3,330	3%	(68)%
Real Estate Rental & Leasing	83,729	1%	6,359	8%	(51)%
Construction	76,190	1%	2,556	3%	(53)%
Finance & Insurance	61,915	1%	272	—%	(76)%
Healthcare & Social Assistance	61,509	1%	9,651	16%	(23)%
Transportation & Warehousing	45,582	1%	7,132	16%	(7)%
Manufacturing	45,565	1%	3,121	7%	(17)%
Wholesale Trade	36,940	1%	12,337	33%	(38)%
Retail Trade	24,256	—%	2,248	9%	(56)%
Education	20,458	—%	—	—%	(100)%
Accommodation & Food Services	17,839	—%	3,329	19%	(61)%
Administrative Support	13,441	—%	635	5%	(66)%
Public Administration	13,131	—%	—	—%	—%
Agriculture	11,159	—%	—	—%	(100)%
Other Industries	37,895	1%	5,224	14%	9%
Total	$ 833,083	14%	$ 61,308	7%	(53)%

[1]Primarily corporate aircraft and marine vessels associated with high net worth individuals

Seacoast BANKING CORPORATION OF FLORIDA
THIRD QUARTER 2020 EARNINGS PRESENTATION
15

Investment Securities Performance and Composition Portfolio yield declined 56 basis points to 2.12% from 2.68% in the prior quarter. The decline is attributed to faster prepayments, rate resets and lower yielding portfolio additions in the third quarter. The net unrealized gain increased from $31.5 million to $33.6 million, largely due to Collateralized Loan Obligation (CLO) appreciation from June levels. Investment Securites Yield Unrealized Gain (Loss) in Securities as of September 30, 2020 Amortized Unrealized Unrealized (in thousands) Cost Gains Loss Fair Value Available for Sale $1,494 Government backed $ 8,518 $ 534 $ (1) $ 9,051 $1,194 $1,203 Agency mortgage backed 916,231 23,676 (646) 939,261 Private label MBS and CMOs 98,984 2,099 (298) 100,785 Municipal 34,312 2,168 (97) 36,383 $1,287 CLO 203,834 157 (2,613) 201,378 ($ in thousands) $921 $976 3.01% Total Available for Sale $ 1,261,879 $ 28,634 $ (3,655) $ 1,286,858 2.68% 2.12% Held to Maturity $274 $227 $207 Agency mortgage backed $ 207,376 $ 8,642 $ (18) $ 216,000 3Q'19 2Q'20 3Q'20 Total Held to Maturity $ 207,376 $ 8,642 $ (18) $ 216,000 HTM Securities AFS Securities Yield Total Securities $ 1,469,255 $ 37,276 $ (3,673) $ 1,502,858 THIRD QUARTER 2020 EARNINGS PRESENTATION 16

Investment Securities Performance and Composition Our portfolio remains primarily backed by US government agencies. Non-guaranteed mortgage bonds are absent any hotel, shopping, or industrial exposure and is 100% comprised of housing collateral. The CLO portfolio only includes AAA and AA bonds with weighted average credit support of 31% and only broadly syndicated loans. Investment Securities Ratings CLO Portfolio Non-Agency Mortgage Portfolio 2% 25% 1% AAA Single Family 9% 48% 52% AA Multi Family Agency 12% 75% AAA AA+ to AA- ($ in thousands) A+ to A- Other % of Credit Loan Level Collateral % of Credit Unrealized 76% CLO Rating Portfolio1 Support2 Market OC3 Type Portfolio Support1 Gain AAA 7% 36% 148% Single Family 5% 27% $ 461 AA 7% 26% 130% Multi Family 2% 11% 1,340 Portfolio 14% 31% 139% Portfolio 7% 23% $ 1,802 1Percentages based on face value 1Percentages based on face value 2Source Data (Bloomberg) 3Loan Level Market Over-Collateralization calculated using market value of portfolio loans plus cash divided by liabilities THIRD QUARTER 2020 EARNINGS PRESENTATION 17

Strong Deposit Franchise Supported by Attractive Markets Deposits Outstanding ($ in millions) • Total deposits increased $248 million, or 4% , quarter-over-quarter and increased $1.2 billion, $6,915 or 22%, compared to the third quarter of 2019. $6,667 $1,017 • Excluding deposits of $330 million acquired from $5,887 $1,179 Freedom Bank, deposits decreased $81.1 million $5,673 $5,585 compared, or 1%, to the prior quarter. Third $1,270 $1,218 quarter balances include a decrease of $47 $1,185 $2,112 $1,852 million in brokered deposits. $1,679 • Overall cost of deposits decreased to 24 basis $1,687 $1,628 points from 31 basis points in the prior quarter. • Transaction accounts increased 37% year-over- year, reflecting continued strong growth in core 55% $3,786 customer balances, and represent 55% of overall $3,636 $2,768 $2,772 $2,938 deposit funding. • We estimate that 60% of funds from PPP originations remain in deposit accounts. 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 Transaction Accounts Savings & Money Market Time Deposits THIRD QUARTER 2020 EARNINGS PRESENTATION 18

Cost of Deposits Deposit Mix and Cost of Deposits Trended Cost of Deposits 0.73% 0.61% 0.57% 0.31% 0.24% Fed Funds Cost of Deposits 9% 9% 9% 9% 10% 2.50% 2.50% 2.50% 2.25% 20% 21% 21% 20% 20% 2.00% 2.00% Cost of Deposits 1.75% 1.75% 21% 20% 20% 18% 20% Savings 1.50% Int Bearing Demand Money Market 11% 1.25% Time Deposits 14% 14% 13% 10% Brokered Time Deposits 10% 6% Non-Int Bearing 6% 8% 7% 0.76% 0.73% 0.67% 0.61% 0.54% 0.57% 0.39% 0.43% 30% 32% 34% 0.29% 0.33% 0.31% 29% 29% 0.22% 0.24% 0.25% 0.25% 0.25% 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 Cost of deposits declined seven basis points quarter over quarter, reflecting the significant value of the deposit franchise. We believe that Seacoast's continued focus on organic growth and relationship-based funding, in combination with its innovative analytics platform, supports a well-diversified low-cost deposit portfolio. THIRD QUARTER 2020 EARNINGS PRESENTATION 19

Allowance for Credit Losses $5,763 $(19) $(1,736) Q3 Credit Costs $(1,245) $94,013 $ (1,245) Changes in volume and mix $91,250 Provision for accrued interest 400 receivable (reserve in Other Assets) ($ in thousands) (845) Provision for credit losses Provision for unfunded commitments 756 (reserve in Other Liabilities) (89) Q3 credit costs June 30, 2020 Addition of TDR Net Changes in September 30, Freedom Valuation Charge-Offs Volume 2020 PCD Loans Adjustments & Mix The allowance for credit losses (“ACL”) at September 30, 2020 increased to $94.0 million, or 1.80% of non-PPP loans, from 1.76% at June 30, 2020. The acquisition of Freedom Bank in August added $5.8 million to the ACL on the portion of loans designated as purchased with credit deterioration (“PCD”), which is recognized as an adjustment to the loans’ cost basis, not through the provision for credit losses. This increase was partially offset by lower balances of non-acquired loans. THIRD QUARTER 2020 EARNINGS PRESENTATION 20

Allowance for Credit Losses and Purchase Discount Loan Allowance for ($ in thousands) Outstandings Credit Losses % of Category Purchase Discount % of Category Acquisition, Development & Construction $ 280,610 $ 7,701 2.74% $ 788 0.28 % Owner Occupied Commercial Real Estate 1,125,460 7,219 0.64 7,113 0.63 Commercial Real Estate 1,394,464 34,019 2.44 18,040 1.29 Residential Real Estate 1,393,396 17,325 1.24 3,326 0.24 Commercial & Financial 833,083 24,654 2.96 4,411 0.53 Consumer 192,216 3,095 1.61 157 0.08 Total Excluding PPP $ 5,219,229 $ 94,013 1.80% $ 33,835 0.65 % Paycheck Protection Program $ 638,800 $ — — % $ 782 0.12 % Total $ 5,858,029 $ 94,013 1.60% $ 34,618 0.59 % The allowance for credit losses of $94.0 million as of September 30, 2020 reflects management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $34.6 million will be earned as an adjustment to yield over the life of the loans. The Freedom Bank acquisition resulted in the addition of $8.0 million of purchase discount. Additionally, a reserve for potential credit losses on lending-related commitments of $3.0 million is reflected within Other Liabilities. THIRD QUARTER 2020 EARNINGS PRESENTATION 21

Asset Quality Trends ($ in thousands) Net Charge-Offs Nonperforming Loans NCO NCO/Total Loans NPL NPL/Total Loans $3,225 $37,230 $30,051 $2,111 $26,044 $26,955 $25,582 $1,751 $1,736 0.64% $973 0.52% 0.52% 0.48% 0.52% 0.17% 0.25% 0.07% 0.12% 0.12% 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q’20 increase includes additions of $3.0 million from the Freedom Bank acquisition and a net increase of $4.0 million in portfolio loans, including one for $3.3 million that paid off in October. Allowance for Credit Losses Criticized Loans as a % of Risk-Based Capital ACL ACL/Total Loans ACL/Total Loans Classified Special Mention Excluding PPP $94,013 $85,411 $91,250 8% 1.76% 1.80% 7% 4% $33,605 $35,154 6% 6% 10% 9% 1.61% 1.58% 1.60% 7% 6% 7% 0.67% 0.68% 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 Adoption of CECL on January 1, 2020 resulted in an increase of $21.2 million in ACL, from 3Q'20 increase in "Special Mention" reflects a conservative approach to grading in the 0.68% to 1.08%. pandemic, resulting in the addition of $54 million, the majority of which is hotels. THIRD QUARTER 2020 EARNINGS PRESENTATION 22

Strong Capital Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Tangible Book Value Per Share Book Value Per Share $19.45 $19.91 11.1% 11.1% $18.70 $19.13 $18.82 10.7% 10.7% 10.2% $15.11 $15.57 $14.30 $14.76 $14.42 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 Return on Tangible Common Equity Total Risk Based and Tier 1 Capital 1 GAAP - ROTCE Adjusted - ROTCE Total Risk Based Capital Tier 1 Ratio 15.3% 17.6% 17.9% 14.7% 15.0% 14.2% 16.5% 16.4% 16.8% 13.5% 13.1% 13.1% 15.5% 14.9% 15.7% 15.0% 15.5% 11.4% 10.0%2 8.0%2 2.9% 1.0% 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 THIRD QUARTER 2020 EARNINGS PRESENTATION 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 23 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level

Steady Increase in Shareholder Value $15.57 $15.11 $14.76 $14.30 $14.42 $13.65 $12.98 $12.33 $12.01 $11.67 $11.39 $11.15 $10.95 $10.41 $10.55 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 1Q'20 2Q'20 3Q'20 • Compounded annual growth rate of 12% in tangible book value per share since 2017. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. THIRD QUARTER 2020 EARNINGS PRESENTATION 24

Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF THIRD QUARTER 2020 EARNINGS PRESENTATION 25

Appendix THIRD QUARTER 2020 EARNINGS PRESENTATION 26

Fourth Street Banking Company Acquisition Fair Value of Assets and Liabilities Acquired (Preliminary) (In thousands) As of Acquisition Loan Portfolio Valuation and CECL Impact Date August 21, 2020 • Loans acquired of $303.4 million includes: Assets: ◦ $3.7 million purchase discount on $257.7 million in non-PCD loans, to be accreted through yield over the life of the loans. Cash $ 38,082 ◦ $10.1 million purchase discount on $59.5 million in PCD loans, of which $5.8 million is recorded as an allowance and $4.3 million will be accreted through Debt securities 3,498 yield over the life of the loans. Loans 303,434 • $10.3 million in allowance, or 3.3% of the acquired loan balance, recorded on day one: Fixed assets 9,480 ◦ $4.5 million on non-PCD loans recorded as provision expense through the Core deposit intangibles 1,310 income statement. ◦ $5.8 million on PCD loans recorded as an increase to the loans' amortized Goodwill 9,030 cost basis. Other assets 7,086 PCD Loan Identification Loans acquired were identified as PCD based on the following criteria: Totals $ 371,922 • Loans on deferral at time of acquisition • History of past due payments Liabilities: • Rating below "pass" Deposits $ 329,662 • FICO < 640 • Also considered industries highly affected by COVID-19 Other liabilities 543 Totals $ 330,205 THIRD QUARTER 2020 EARNINGS PRESENTATION 27

Loan Production and Pipeline Trend

(Amounts in thousands)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Commercial pipeline at period end	$ 256,191	$ 117,042	$ 171,125	$ 277,788	$ 396,422	$ 256,191	$ 396,422
Commercial loan originations[1]	88,245	106,857	183,330	304,343	325,407	378,432	749,467
Residential pipeline-saleable at period end	149,896	94,666	75,226	18,995	35,136	149,896	35,136
Residential loans-sold	162,468	122,459	62,865	61,821	80,758	347,792	174,707
Residential pipeline-portfolio at period end	33,374	13,199	11,779	19,107	43,378	33,374	43,378
Residential loans-retained[2]	25,404	23,539	25,776	163,260	22,365	74,719	123,765
Consumer pipeline at period end	17,094	30,647	29,123	23,311	29,635	17,094	29,635
Consumer originations	62,293	57,956	51,516	57,659	59,933	171,765	156,889
PPP originations	8,276	590,718	—	—	—	598,994	—
Total Pipelines at Period End	**$ 456,555**	**$ 255,554**	**$ 287,253**	**$ 339,201**	**$ 504,571**	**$ 456,555**	**$ 504,571**
Total Originations	**$ 346,686**	**$ 901,529**	**$ 323,487**	**$ 587,083**	**$ 488,463**	**$ 1,571,702**	**$ 1,204,828**

[1]Includes commercial real estate loans purchased of $52 million in 3Q'19 and $20 million in 2Q'19

[2]Includes residential mortgages purchased of $99 million in 4Q'19, $6 million in 3Q'19 and $30 million in 2Q'19

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Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by These measures are also useful in understanding performance methods other than Generally Accepted Accounting Principles trends and facilitate comparisons with the performance of other (“GAAP”). The financial highlights provide reconciliations between financial institutions. The limitations associated with operating GAAP and adjusted financial measures including net income, measures are the risk that persons might disagree as to the noninterest income, noninterest expense, tax adjustments and appropriateness of items comprising these measures and that other financial ratios. Management uses these non-GAAP financial different companies might define or calculate these measures measures in its analysis of the Company’s performance and differently. The Company provides reconciliations between GAAP believes these presentations provide useful supplemental and these non-GAAP measures. These disclosures should not be information, and a clearer understanding of the Company’s considered an alternative to GAAP. performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. THIRD QUARTER 2020 EARNINGS PRESENTATION 29

GAAP to Non-GAAP Reconciliation

90 +YEARS

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Net Income	**$ 22,628**	**$ 25,080**	**$ 709**	**$ 27,176**	**$ 25,605**	**$ 48,417**	**$ 71,563**
Total noninterest income	16,946	15,006	14,688	16,376	13,943	46,640	40,356
Securities (gains)/losses, net	(4)	(1,230)	(19)	(2,539)	847	(1,253)	1,322
BOLI benefits on death (included in other income)	—	—	—	—	(956)	—	(956)
Total Adjustments to Noninterest Income	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Total Adjusted Noninterest Income	**16,942**	**13,776**	**14,669**	**13,837**	**13,834**	**45,387**	**40,722**
Total noninterest expense	51,674	42,399	47,798	38,057	38,583	141,871	122,682
Merger related charges	(4,281)	(240)	(4,553)	(634)	—	(9,074)	(335)
Amortization of intangibles	(1,497)	(1,483)	(1,456)	(1,456)	(1,456)	(4,436)	(4,370)
Business continuity expenses	—	—	(307)	—	(95)	(307)	(95)
Branch reductions and other expense initiatives	(464)	—	—	—	(121)	(464)	(1,846)
Total Adjustments to Noninterest Expense	(6,242)	(1,723)	(6,316)	(2,090)	(1,672)	(14,281)	(6,646)
Total Adjusted Noninterest Expense	**45,432**	**40,676**	**41,482**	**35,967**	**36,911**	**127,590**	**116,036**
Income Taxes	6,992	7,188	(155)	8,103	8,452	14,025	21,770
Tax effect of adjustments	1,530	121	1,544	(110)	572	3,195	1,956
Effect of change in corporate tax rate on deferred tax assets	—	—	—	—	(1,135)	—	(1,135)
Total Adjustments to Income Taxes	1,530	121	1,544	(110)	(563)	3,195	821
Adjusted Income Taxes	8,522	7,309	1,389	7,993	7,889	17,220	22,591
Adjusted Net Income	**$ 27,336**	**$ 25,452**	**$ 5,462**	**$ 26,837**	**$ 27,731**	**$ 58,250**	**$ 77,754**
Earnings per diluted share, as reported	$ 0.42	$ 0.47	$ 0.01	$ 0.52	$ 0.49	$ 0.91	$ 1.38
Adjusted Earnings per Diluted Share	**0.50**	**0.48**	**0.10**	**0.52**	**0.53**	**1.09**	**1.50**
Average shares outstanding	54,301	53,308	52,284	52,081	51,935	53,325	51,996

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Adjusted Noninterest Expense	$ 45,432	$ 40,676	$ 41,482	$ 35,967	$ 36,911	$ 127,590	$ 116,036
Foreclosed property expense and net gain/(loss) on sale	(512)	(245)	315	(3)	(262)	(442)	(48)
Provision for unfunded commitments	(756)	(178)	(46)	—	—	(980)	—
Net Adjusted Noninterest Expense	**$ 44,164**	**$ 40,253**	**$ 41,751**	**$ 35,964**	**$ 36,649**	**$ 126,168**	**$ 115,988**
Revenue	$ 80,449	$ 82,278	$ 77,865	$ 78,136	$ 74,891	$ 240,592	$ 222,214
Total Adjustments to Revenue	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Impact of FTE adjustment	118	116	114	86	79	348	249
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 80,563**	**$ 81,164**	**$ 77,960**	**$ 75,683**	**$ 74,861**	**$ 239,687**	**$ 222,829**
Adjusted Efficiency Ratio	**54.82 %**	**49.60 %**	**53.55 %**	**47.52 %**	**48.96 %**	**52.64 %**	**52.05 %**
Net Interest Income	$ 63,503	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 193,952	$ 181,858
Impact of FTE adjustment	118	116	114	86	79	348	249
Net Interest Income including FTE adjustment	**$ 63,621**	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 194,300**	**$ 182,107**
Total noninterest income	16,946	15,006	14,688	16,376	13,943	46,640	40,356
Total noninterest expense	51,674	42,399	47,798	38,057	38,583	141,871	122,682
Pre-Tax Pre-Provision Earnings	**$ 28,893**	**$ 39,995**	**$ 30,181**	**$ 40,165**	**$ 36,387**	**$ 99,069**	**$ 99,781**
Total Adjustments to Noninterest Income	(4)	(1,230)	(19)	(2,539)	(109)	(1,253)	366
Total Adjustments to Noninterest Expense	(7,510)	(2,146)	(6,047)	(2,093)	(1,934)	(15,703)	(6,694)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 36,399**	**$ 40,911**	**$ 36,209**	**$ 39,719**	**$ 38,212**	**$ 113,519**	**$ 106,841**
Average Assets	$ 8,086,890	$ 7,913,002	$ 7,055,543	$ 6,996,214	$ 6,820,576	$ 7,686,611	$ 6,775,697
Less average goodwill and intangible assets	(228,801)	(230,871)	(226,712)	(226,060)	(227,389)	(228,795)	(228,710)
Average Tangible Assets	**$ 7,858,089**	**$ 7,682,131**	**$ 6,828,831**	**$ 6,770,154**	**$ 6,593,187**	**$ 7,457,816**	**$ 6,546,987**
Return on Average Assets (ROA)	1.11 %	1.27 %	0.04 %	1.54 %	1.49 %	0.84 %	1.41 %
Impact of removing average intangible assets and related amortization	0.09	0.10	0.07	0.12	0.12	0.09	0.12

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GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Return on Average Tangible Assets (ROTA)	1.20	1.37	0.11	1.66	1.61	0.93	1.53
Impact of other adjustments for Adjusted Net Income	0.18	(0.04)	0.21	(0.09)	0.06	0.11	0.06
Adjusted Return on Average Tangible Assets	**1.38**	**1.33**	**0.32**	**1.57**	**1.67**	**1.04**	**1.59**
Average Shareholders' Equity	$ 1,061,807	$ 1,013,095	$ 993,993	$ 976,200	$ 946,670	$ 1,023,107	$ 912,817
Less average goodwill and intangible assets	(228,801)	(230,871)	(226,712)	(226,060)	(227,389)	(228,795)	(228,710)
Average Tangible Equity	**$ 833,006**	**$ 782,224**	**$ 767,281**	**$ 750,140**	**$ 719,281**	**$ 794,312**	**$ 684,107**
Return on Average Shareholders' Equity	8.48 %	9.96 %	0.29 %	11.04 %	10.73 %	6.32 %	10.48 %
Impact of removing average intangible assets and related amortization	2.87	3.51	0.66	3.91	4.00	2.39	4.15
Return on Average Tangible Common Equity (ROTCE)	11.35	13.47	0.95	14.95	14.73	8.71	14.63
Impact of other adjustments for Adjusted Net Income	1.71	(0.38)	1.91	(0.76)	0.57	1.09	0.57
Adjusted Return on Average Tangible Common Equity	**13.06**	**13.09**	**2.86**	**14.19**	**15.30**	**9.80**	**15.20**
Loan Interest Income[1]	$ 60,573	$ 64,929	$ 63,524	$ 62,922	$ 63,138	$ 189,026	$ 187,808
Accretion on acquired loans	(3,254)	(2,988)	(4,287)	(3,407)	(3,859)	(10,529)	(11,963)
Interest and fees on PPP loans	(1,719)	(5,068)	—	—	—	(6,787)	—
Loan interest income excluding PPP and accretion on acquired loans	**$ 55,600**	**$ 56,873**	**$ 59,237**	**$ 59,515**	**$ 59,279**	**$ 171,710**	**$ 175,845**
Yield on Loans[1]	4.11 %	4.56 %	4.90 %	4.89 %	5.06 %	4.51 %	5.15 %
Impact of accretion on acquired loans	(0.22)	(0.21)	(0.33)	(0.26)	(0.30)	(0.25)	(0.33)
Yield on loans excluding PPP and accretion on acquired loans	0.33	(0.04)	—	—	—	0.11	—
Yield on loans excluding PPP and accretion on acquired loans	**4.22 %**	**4.31 %**	**4.57 %**	**4.63 %**	**4.76 %**	**4.37 %**	**4.82 %**

[1]*On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

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+YEARS

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 3Q'20	2Q'20	1Q'20	4Q'19	3Q'19	Nine Months Ended 3Q'20	3Q'19
Net Interest income[1]	$ 63,621	$ 67,388	$ 63,291	$ 61,846	$ 61,027	$ 194,300	$ 182,107
Accretion on acquired loans	(3,254)	(2,988)	(4,287)	(3,407)	(3,859)	(10,529)	(11,963)
Interest and fees on PPP loans	(1,719)	(5,068)	—	—	—	(6,787)	—
Net interest income excluding PPP and accretion on acquired loans	**$ 58,648**	**$ 59,332**	**$ 59,004**	**$ 58,439**	**$ 57,168**	**$ 176,984**	**$ 170,144**
Net Interest Margin[1]	3.40 %	3.70 %	3.93 %	3.84 %	3.89 %	3.67 %	3.95 %
Impact of accretion on acquired loans	(0.17)	(0.16)	(0.27)	(0.21)	(0.25)	(0.20)	(0.26)
Impact of PPP loans	0.19	(0.08)	—	—	—	0.04	—
Net interest margin excluding PPP and accretion on acquired loans	**3.42 %**	**3.46 %**	**3.66 %**	**3.63 %**	**3.64 %**	**3.51 %**	**3.69 %**
Security Interest Income[1]	$ 7,129	$ 7,725	$ 8,848	$ 8,662	$ 8,966	$ 23,702	$ 27,387
Tax equivalent adjustment on securities	(32)	(31)	(30)	(32)	(33)	(93)	(108)
Security interest income excluding tax equivalent adjustment	**$ 7,097**	**$ 7,694**	**$ 8,818**	**$ 8,630**	**$ 8,933**	**$ 23,609**	**$ 27,279**
Loan Interest Income[1]	$ 60,573	$ 64,929	$ 63,524	$ 62,922	$ 63,138	$ 189,026	$ 187,808
Tax equivalent adjustment on loans	(86)	(85)	(84)	(54)	(46)	(255)	(141)
Loan interest income excluding tax equivalent adjustment	**$ 60,487**	**$ 64,844**	**$ 63,440**	**$ 62,868**	**$ 63,092**	**$ 188,771**	**$ 187,667**
Net Interest Income[1]	$ 63,621	$ 67,388	$ 63,291	$ 61,846	$ 61,027	$ 194,300	$ 182,107
Tax equivalent adjustment on securities	(32)	(31)	(30)	(32)	(33)	(93)	(108)
Tax equivalent adjustment on loans	(86)	(85)	(84)	(54)	(46)	(255)	(141)
Net interest income excluding tax equivalent adjustment	**$ 63,503**	**$ 67,272**	**$ 63,177**	**$ 61,760**	**$ 60,948**	**$ 193,952**	**$ 181,858**

[1] *On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.*

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